First Sierra Financial, Inc. - Anaheim ("Lessor")
201 E. Center St.Anaheim, CA 92805
PHONE  (800) 774-5855
FAX (714) 687-5855
Agreement Number 176079 /  204130


Supplier:
See attached invoice(s) or equipment list for Supplier information

A.      Lessee:
Ediets.com, Inc.
3467 Hillsboro Blvd. Suite 2
Deerfield Beach, FL 33442
David R. Humble  (954) 360-9022

B.      Equipment (Quantity, Description & Serial No.):
See attached invoice(s)  or equipment list ("Equipment")

Location: 510 Hunt Mar Park Dr.   Herndon, VA  20170

C.      Schedule of Payments:

  Initial    Total Number      Amount of Each          Total Initial Payment $ 2,716.52
  Term          Of                Payment              First $ 1,180.15        Doc. Fee $       250.00
(In Months)  Payments      (plus applicable taxes)     Last  $ 1,180.15         Deposit $         0.00
   36           36                 1,180.15
Purchase Alternative:   Fair Market Value (FMV)         Purchase Amount (if applicable) $       FMV

                 (see reverse or following page, section 6, for
                     description of Purchase Alternatives)

D. DISCLAIMER OF WARRANTIES AND CLAIMS: LIMITATION OF REMEDIES. THERE ARE NO WARRANTIES BY OR ON BEHALF OF LESSOR AND NEITHER THE SUPPLIER NOR ANY OTHER PARTY IS LESSOR'S AGENT. LESSEE ACKNOWLEDGES AND AGREES BY ITS SIGNATURE BELOW AS FOLLOWS: (A) LESSOR MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED AS TO THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY, ITS FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE, ITS DESIGN, ITS CONDITION, ITS CAPACITY, ITS QUALITY, OR WITH RESPECT TO ANY CHARACTERISTICS OF THE EQUIPMENT; (B) LESSEE LEASES THE EQUIPMENT "AS IS" AND WITH ALL FAULTS; (C) LESSEE ACKNOWLEDGES THAT THE EQUIPMENT IS LEASED TO LESSEE SOLELY FOR COMMERCIAL OR BUSINESS PURPOSES; (D) IF THE EQUIPMENT IS NOT PROPERLY INSTALLED, DOES NOT OPERATE AS REPRESENTED OR WARRANTED BY THE SUPPLIER OR MANUFACTURER, OR IS UNSATISFACTORY FOR ANY REASON, REGARDLESS OF CAUSE OR CONSEQUENCE, LESSEE'S ONLY REMEDY, IF ANY, SHALL BE AGAINST THE SUPPLIER OR MANUFACTURER OF THE EQUIPMENT AND NOT AGAINST LESSOR;
(E) LESSEE SHALL HAVE NO REMEDY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES AGAINST LESSOR; AND (F) NO DEFECT, DAMAGE OR UNFITNESS OF THE EQUIPMENT FOR ANY PURPOSE SHALL RELIEVE LESSEE OF THE OBLIGATION TO MAKE PAYMENTS OR RELIEVE LESSEE OF ANY OTHER OBLIGATION UNDER THIS AGREEMENT.


E. Statutory finance lease ("Agreement"): Lessee agrees and acknowledges that it is the intent of both parties to this Agreement that it qualify as a statutory finance lease under Article 2A of the Uniform Commercial Code. Lessee acknowledges and agrees that Lessee has selected both: (1) the Equipment; and
(2) the Supplier from whom Lessor is to purchase the Equipment. Lessee acknowledges that Lessor has not participated in any way in Lessee's selection of the Equipment or of the Supplier, and Lessor has not selected, manufactured or supplied the Equipment. Lessee acknowledges that Lessor has informed or advised Lessee, in writing, either previously or by this agreement that Lessee may have rights under the supply contract evidencing Lessor's purchase of the Equipment from the Supplier chosen by Lessee and that Lessee should contact the Supplier of the Equipment for a description of any such rights and any limitation of such rights.

F. Amendments: No term or provision of this Agreement may be amended, altered, waived or discharged except by a written instrument signed by all parties to this Agreement.

THIS AGREEMENT, THE TERMS OF WHICH HAVE BEEN FREELY NEGOTIATED BY EACH PARTY, IS SUBJECT TO THE TERMS AND CONDITIONS ON THE REVERSE SIDE OR FOLLOWING PAGE WHICH ARE MADE A PART HEREOF AND WHICH LESSEE AND LESSOR ACKNOWLEDGE THEY HAVE READ AND ACCEPTED.

                       THIS IS A NON-CANCELABLE AGREEMENT

Lessor: First Sierra Financial, Inc. - Anaheim      Lessee : Ediets.com, Inc.
By:                                                 Signature:      X
Title:                                              Title:  David R Humble,
                                                            President

Guaranty: In consideration of First Sierra Financial, Inc. - Anaheim, its successors and assigns ("Lessor") entering into this Agreement, the partie(s) or individual(s) executing this Guaranty ("Guarantor," whether one or more) unconditionally and irrevocably guaranty to Lessor, the prompt payment and performance of all obligations of the Lessee. Guarantor agrees that this is a guaranty of payment and not of collection, and that Lessor can proceed directly against Guarantor without first proceeding against Lessee or against the Equipment covered by the Agreement. Guarantor waives all defenses and notices, including those of protest, presentment and demand. Guarantor agrees that Lessor can renew, extend or otherwise modify the terms of the Agreement and Guarantor will be bound by such changes. If Lessee defaults under the Agreement, Guarantor will immediately perform all obligations of Lessee under the Agreement, including, but not limited to, paying all amounts due under the Agreement. Guarantor will pay to Lessor all expenses (including attorneys' fees) incurred by Lessor in enforcing Lessor's rights against Guarantor. This Guaranty will not be discharged or affected by the death, dissolution, termination, bankruptcy or insolvency of Lessee or Guarantor and will bind Guarantor's heirs, personal representatives, successors and assigns. If more than one Guarantor has signed this Guaranty, each Guarantor agrees that his/her liability is joint and several. Guarantor authorizes Lessor or any of Lessor's designees to obtain and share with others credit bureau reports regarding Guarantor's personal credit, and make other credit inquiries that Lessor determines are necessary. THIS GUARANTY IS GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA. GUARANTOR CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CALIFORNIA OR IN ANY OTHER STATE WHERE LESSOR HAS AN OFFICE. GUARANTOR EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY.

           X
Guarantor Signature
  David R Humble

        X
Guarantor Signature

Certificate of acceptance: The undersigned Lessee certifies to Lessor that all items of Equipment referred to above or on the attachment(s) hereto have been received and irrevocably accepted by the Lessee and were at the time of receipt in good order and condition and acceptable to use. Lessee approves payment by Lessor to the Supplier. Lessee hereby certifies that Lessor has fully and satisfactorily performed all covenants and conditions to be performed by it under the Agreement. Lessee agrees to enforce, in its own name, all warranties, agreements or representations, if any, which may be made by the Supplier in respect to the Equipment.

David R Humble, President
       X
  Signature

                         REQUEST FOR ELECTRONIC PAYMENT
           Please attach a voided check from the account to be debited

The undersigned hereby authorizes and requests Lessor to initiate electronic debit entries (and credit entries and adjustments for any debit entries in error) or affect a charge by any other commercially accepted practice to the account indicated below in the financial institution named below ("Depository"). The undersigned hereby authorizes and requests the Depository to honor the debit and/or credit entries initiated by Lessor. This authorization is for payments due under the referenced Agreement. This authority is to remain in force until such time as all amounts due are paid in full or until Lessor and Depository have received written notification from the undersigned terminating this authorization in such time and manner as to afford Lessor and Depository a reasonable opportunity to act on it.

Customer Name Printed: Ediets.com, Inc.      Agreement Number : 176079/204130

Depository Name and Branch:__________________________________________________

Depository Address (city & state): __________________________________________

Depository Telephone Number: ________________________________________________

Account Number: _____________________________________________________________

Customer Signature: _________________________________________________________

                              TERMS AND CONDITIONS

                        Agreement Number: 176079 / 204130

1. DEFINITIONS; REPORTS: The words "you" and "your" refer to the LESSEE, its successors and assigns, as shown on the reverse side or preceding page, as applicable (the "first page"). The words "we", "us" and "our" refer to the LESSOR, its successors and assigns as shown on the first page. You authorize us and our designees to obtain investigative credit reports regarding you and each guarantor from a credit bureau or a credit agency and to investigate the references given on any statement or data obtained, and to share such reports with others.

2. ACCEPTANCE: We agree to lease to you, and you agree to lease from us, the: equipment, items, products, software, services, and other personal property described or referenced on the first page ("Equipment") for the term shown on the first page ("Initial Term"). We shall have no obligations hereunder until we accept and sign this Agreement at our offices. If this Agreement is executed by you and thereafter sent to us by facsimile transmission, then until such time as we have received the Agreement with your manual signature thereon, such facsimile transmission shall constitute, upon acceptance and execution by us in our offices, the original Agreement and chattel paper and shall be admissible for all purposes as the original Agreement. You agree to promptly forward to us the Agreement with your manual signature thereon and upon receipt by us the Agreement with your manual signature thereon shall constitute the chattel paper in lieu of such facsimile transmission.

3. PAYMENTS: You promise to pay us the payments shown on the first page, in advance, commencing as of the first day of the Initial Term and continuing on the first day of each month in which a payment is due, without need of an invoice; provided, as indicated in the Schedule of Payments, the payments included in Total Initial Payment shall be paid upon your execution of this Agreement. We reserve the right to adjust the payment shown in the Schedule of Payments, by up to 10% to reflect changes in the final amounts paid to the Supplier or amount borrowed. Any such adjustment shall be reflected on a subsequent invoice to be sent to you within 30 days. If the contemplated lease transaction is not consummated, the Total Initial Payment may be retained by us as partial compensation for costs and expenses incurred in preparation for the transaction. On the first day of the Initial Term you agree to pay us an interim rent amount equal to 1/30th of the monthly rental multiplied by the number of days elapsing between the date on which the first payment is made to the Supplier and the first day of the Initial Term. Your obligation to make payments and pay other amounts hereunder is absolute and unconditional and not subject to abatement, reduction or set-off for any reason whatsoever. If the date on which all payments have been made to the Supplier for the Equipment is the first day of a calendar month, then the Initial Term shall commence on such date; otherwise, the Initial Term shall commence on the first day of the following calendar month; and in each case the Initial Term shall continue for the number of months indicated on the first page. The Deposit shown on the first page shall not bear interest and we may apply the Deposit to cure any default, in which event you will promptly restore the Deposit to its full amount. After all of the obligations under this Agreement are fully paid and performed, any remaining balance of the Deposit shall be refunded to you after the return of the Equipment to us at the termination of the Initial Term or of any Renewal Term.

4. LIABILITY; LOCATION: We are not responsible for any losses or injuries caused by the installation or use of the Equipment. You agree to reimburse us for and to defend us against all claims for losses or injuries caused by the Equipment. You agree to maintain records showing the location of each item of Equipment. You shall report such location to us upon our request. Your failure, to maintain records showing the location of each item of Equipment and/or to report the location of each item of Equipment shall constitute a default.

5. MAINTENANCE; INSTALLATION; RETURN: You are responsible for installing and keeping the Equipment in good working order. You shall not make any alterations, additions or improvements to the Equipment which detract from its economic value or functional utility. All additions and improvements made to the Equipment shall be deemed accessions thereto, and shall not be removed if removal would impair the Equipment's economic value or functional utility. If the Equipment is damaged or lost, you agree to continue making scheduled payments unless you pay the Casualty Value pursuant to Section 13. At the end of the Initial Term, or any Renewal Term, you will immediately return the Equipment to us in a condition as good as received less normal wear and tear to any place in the United States we designate. You will prepay all expenses of crating and shipping by means we designate and you will properly insure the shipment. You also agree to pay us an administration fee of $100.00 for processing the return of the Equipment. You will also continue to make payments until the Equipment is received and accepted by us.

6. PURCHASE ALTERNATIVES: So long as no default exists, at the end of the Initial Term and/or any Renewal Term, you may purchase the Equipment under the terms and conditions of the Purchase Alternative indicated on the first page and described in detail below. In all cases, if you elect to purchase the Equipment or (as in the case of a Put) are required to purchase the Equipment, upon payment of the amount indicated on the first page ("Purchase Amount") plus any and all fees, sales taxes and other applicable taxes, we will transfer the Equipment to you AS IS-WHERE IS, WITHOUT ANY REPRESENTATION OR WARRANTY and we will release any security interest we may have in the Equipment.

A. FAIR MARKET VALUE (FMV): If this Alternative is selected, at the end of the Initial Term, this Agreement will automatically renew for successive 90 day terms ("Renewal Term") unless you send us written notice that you do not want to renew at least 60 days before the end of any term. We may cancel the automatic renewal by sending you written notice at least 15 days before the end of any term. Providing the aforementioned written notice is given by you to us, you shall have the option to (a) return the Equipment in accordance with Section 5 or (b), purchase all (but not less than all) of the Equipment for a Purchase Amount that is equal to the Equipment's Fair Market Value. B. STATED PURCHASE
OPTION: If this Alternative is selected, at the end of the Initial Term, this Agreement will automatically renew for successive 90 day terms ("Renewal Term") unless you send us written notice that you do not want to renew at least 60 days before the end of any term. We may cancel the automatic renewal by sending you written notice at least 15 days before the end of any term. Providing the aforementioned written notice is given by you to us, you shall have the option to (a) return the Equipment in accordance with Section 5 or (b) purchase all (but not less than all) of the Equipment for the stated Purchase Amount. C. DOLLAR PURCHASE OPTION: At the end of the Initial Term, you may purchase the Equipment for such amount. D. PUT: At the end of the Initial Term, you must purchase all (but not less than all) of the Equipment for the stated Purchase Amount. E. OTHER: If this Purchase Alternative is indicated an addendum explaining the terms and conditions of said alternative must be included with this Agreement.

7. INSURANCE: You agree to keep the Equipment fully insured against loss until this Agreement is paid in full and to have us named as loss payee. You also agree to obtain a general public liability insurance policy, with minimum limits of $100,000/$300,000 for bodily injury and $50,000 for property damage, from anyone who is acceptable to us and to include us as an additional insured on the policy. You agree to provide us with certificates or other evidence of insurance acceptable to us, before this Agreement term begins, and during the term. If at any time you have failed to deliver to us a valid certificate of insurance reflecting such insurance as being in effect, then we will have the right, but no obligation, to have such insurance protecting us placed for the term of this Agreement at your expense; and if so placed, we will add to your payment and you will pay us our costs of obtaining such insurance and any customary charges or fees of ours or our designee associated with such insurance together with interest thereon at the maximum rate permitted by applicable law.

8. TAXES AND FEES: You agree to pay when due or reimburse us for all taxes, fees, fines and penalties relating to use or ownership of the Equipment or to this Agreement, including documentary stamp taxes, now or hereafter imposed, levied or assessed by any federal, state or local government or agency. If any federal, state, county or local government or agency requires any taxes, charges or fees to be paid in advance, and we pay such taxes, charges or fees, we reserve the right to adjust the payment shown in the Schedule of Payments, to reflect the payment of such taxes, charges or fees. Any such adjustment shall be reflected on a subsequent invoice to be sent to you within 30 days. In connection with and addition to each of the payments shown on the first page, you will pay to us our estimate of the annual amount of property taxes (if applicable) divided by the number of payments per annum. If the actual annual amount of such taxes differ from the estimated payments made by you, then you will pay us or we will reimburse to you (as applicable) the difference. You also agree to pay us upon demand a per annum administration fee for the handling or collecting of any such tax or related return in an amount as we determine but not to exceed $50 per annum. Upon termination/expiration of this Agreement, you agree to promptly remit 90% of the previous year's personal property tax due with respect to the Equipment (plus any applicable taxes and fees) as specified in a written notice from us for application against that year's personal property tax; provided, you will remain liable for any deficiency.

 9. PERSONAL PROPERTY: This Agreement is a lease. Your rights to the Equipment are those solely of a lessee. If, however, this Agreement is construed to be a financing, you grant us a security interest in the Equipment and all proceeds thereof. The Equipment will be and shall remain personal property and, if requested by us, you will obtain real property waivers satisfactory to us. You shall keep the Equipment free from any and all liens and encumbrances. You shall give us immediate notice of any attachment or other judicial process, liens or encumbrances affecting the Equipment. You hereby authorize us and appoint us as your attorney-in-fact with the power of attorney to file this Agreement, any financing statement(s) or security agreement(s) with respect to the Equipment or any other collateral you provide to us in any state in the United States. You further authorize us to file this Agreement and such financing statements or security agreements without your signature thereon. If your signature on any financing statement is required by law, you shall execute such supplemental instruments and financing statements we deem to be necessary and advisable and shall otherwise cooperate to defend our title by filing or otherwise. You also agree to pay us on demand filing, registration and releasing fees prescribed by the Uniform Commercial Code ("UCC") or other law. Any Equipment that is subject to title registration laws shall be titled and registered as directed by us.

10. DEFAULT; REMEDIES: If you do not pay when due or if you breach or fail to perform any of your other covenants and promises under this Agreement or any other agreement entered into by you and held or serviced by us or if you declare bankruptcy or insolvency or if you dissolve or terminate your entity existence or take any actions regarding the cessation or winding up of your business affairs, you will be in default. If you are in default, at our election, we can accelerate and require that you pay, as reasonable liquidated damages for loss of bargain, the "Accelerated Balance". The Accelerated Balance will be equal to the total of (i) accrued and unpaid amounts, (ii) the remaining payments and
(iii) the actual cost to us of the Equipment multiplied by 20%. We can also pursue any of the remedies available to us under the UCC or any other law. In addition, you agree to pay our reasonable attorneys' fees and actual costs including repossession and collection costs, and all non-sufficient funds charges and similar charges. To the extent permitted by law, you waive all rights and remedies conferred upon a lessee under Article 2A of the UCC.

11. LATE CHARGE: If any part of a payment is late, you agree to pay a late charge equal to the lesser of (a) the greater of 10% of the payment or $25.00 or
(b) the maximum amount permitted by applicable law.

12. ASSIGNMENT; INSPECTION: YOU HAVE NO RIGHT TO SELL, TRANSFER, ASSIGN, SUBLEASE OR ENCUMBER THE EQUIPMENT OR THIS AGREEMENT. We may sell, transfer, assign, or encumber this Agreement. You agree that if we sell, transfer, assign, or encumber this Agreement, the assignee will have the rights and benefits that we assign to the assignee and will not have to perform any of our obligations. You agree that the rights of the assignee will not be subject to any claims, defenses or set-offs that you may have against us. We and our agents and representatives shall have the right at any time during regular business hours to inspect the Equipment and for that purpose to have access to the location of the Equipment.

13. RISK OF LOSS: You hereby assume and shall bear the entire risk of loss, theft, damage and destruction of the Equipment from any cause whatsoever and no loss, theft, damage or destruction of the Equipment shall relieve you of the obligation to make scheduled payments or any other obligation under this Agreement, and this Agreement shall remain in full force and effect, except as provided below. You shall promptly notify us in writing of such loss, theft, damage or destruction. If damage of any kind occurs to any item of Equipment, you, at our option, shall at your expense (a) place the item in good repair, condition or working order, or (b) if the Equipment cannot be repaired or is lost, stolen or suffers a constructive loss under an insurance policy covering the Equipment, pay to us the "Casualty Value." The Casualty Value will be equal to the total of (i) accrued and unpaid amounts, (ii) the remaining payments discounted to present value using the Federal Funds rate as of the date of payment, and (iii) the actual cost to us of the Equipment multiplied by 20% (similarly discounted to present value from the date of expiration of the Initial Term).

14. CHOICE OF LAW; CONSENT TO JURISDICTION; VENUE: This Agreement shall be interpreted, and all rights and liabilities of the parties hereto and thereunder shall be determined and governed as to validity, interpretation, enforcement and effect, by the laws of the State of California. Without limiting the right of Lessor to bring any action or proceeding against Lessee in the courts of other jurisdictions, Lessee hereby irrevocably submits to the jurisdiction of any State or Federal court located in California or in any other state where Lessor has an office. Lessor and Lessee expressly waive any right to a trial by Jury.

15. SOFTWARE: The Equipment refereed to in this Agreement may include certain software (the "Software"). Notwithstanding any language to the contrary, we will not purchase the Software but will only advance your cost to purchase or license the Software (and you grant us a security interest in your rights in and to the Software to secure performance of your obligations under this Agreement). We will not be a party to any license agreement for the Software. In all other respects the Software will be treated as Equipment.

16. MISCELLANEOUS: During the term of this Agreement and any renewal hereof, you agree to provide us with all financial statements and copies of federal or state tax returns as we may reasonably request. If we supply you with labels, you shall label any and all items of Equipment and shall keep the same affixed in a prominent place. If any provision hereof or any remedy herein provided is found to be invalid under any applicable law, such provisions shall be inapplicable and deemed omitted, but the remaining provisions hereof, including remaining default remedies, shall be given effect in accordance with the manifest intent hereof. You agree that any delay or failure to enforce our rights under this Agreement does not prevent us from enforcing any rights at a later time. You agree that the terms and conditions indicated above and on the first page are a complete and exclusive statement of our agreement and they may be modified only by written agreement signed by all of the parties hereto and not by course of performance. You agree that the original of this Agreement may be microfilmed or electronically duplicated and a photostatic copy of such microfilm or electronic duplication may be introduced in lieu of the original thereof and without further foundation. The parties hereto expressly waive the secondary evidence rule. You acknowledge receipt of a copy of this Agreement. You agree that this Agreement will be binding upon your successors, assigns, heirs and legal representatives. You agree that our waiver of any provision hereunder shall not constitute a waiver of any other matter. It is the express intent of the parties not to violate any applicable usury laws or to exceed the maximum amount of time price differential or interest, as applicable, permitted to be charged or collected by applicable law, and any such excess payment will be applied to payments in inverse order of maturity, and any remaining excess will be refunded to you.
                                                _________________
                                               (Lessee's Initials)

                                  Page 2 of 2

                                <PART 2 TO COME>